UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 8, 2012
DATE OF EARLIEST EVENT REPORTED: July 27, 2012

000-53725
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Blast Energy Services, Inc.
(Former name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Former address of principal executive offices)

P.O. Box 710152
Houston, Texas 77271
 (Former address of principal executive offices)

(855) 733-2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The Registrant is filing this Amended Report on Form 8-K (Amendment No. 1) to include the financial statements of Pacific Energy Development Corp., which was acquired by the Registrant as a result of the closing of the Merger (defined below), which closed on July 27, 2012, and pro forma financial information in connection therewith as required by Form 8-K.  Additionally, the Registrant is filing this Amended Report on Form 8-K to include Item 5.05 information below regarding the adoption of a new Code of Ethics.  Other than the disclosure under Item 5.05 below, and the exhibits filed herewith, this Amendment No. 1 to Form 8-K is identical to the Form 8-K filed by the Registrant on August 2, 2012.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective July 27, 2012, PEDEVCO Corp. (formerly Blast Energy Services, Inc.)(the “Company”, “we” and “us”) completed the transactions contemplated by the January 13, 2012, Agreement and Plan of Reorganization (as amended from time to time, the “Merger Agreement”), by and between the Company, Blast Acquisition Corp., a wholly-owned Nevada subsidiary of the Company (“MergerCo”), and Pacific Energy Development Corp., a privately-held Nevada corporation (“PEDCO”).

Pursuant to the Merger Agreement and effective July 27, 2012, MergerCo was merged with and into PEDCO, with PEDCO continuing as the surviving entity and becoming a wholly-owned subsidiary of the Company, in a transaction structured to qualify as a tax-free reorganization (the “Merger”).   In connection with the Merger and as described in greater detail below under Item 3.02, we issued former security holders of PEDCO 17,917,261 shares of common stock, 19,716,676 shares of new Series A Preferred Stock (as defined below), warrants to purchase an aggregate of 1,120,000 shares of our common stock, warrants to purchase 692,584 shares of our new Series A Preferred Stock, and options to purchase 4,235,000 shares of our common stock.

Additionally, immediately prior to the Merger becoming effective, the shareholders of the Company, at the Meeting (described below under Item 5.07), approved an Amended and Restated Certificate of Formation and an Amended and Restated Series A Convertible Preferred Stock Designation which: (i) converted all outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Preferred Stock into common stock of the Company on a one to one basis, and immediately thereafter, (ii) effectuated a one for one hundred and twelve (1:112) reverse stock split of the Company’s then outstanding common stock (the “Reverse Split” and the “Amended and Restated Certificate of Formation”).

Furthermore, in connection with the Reverse Split and the Amended and Restated Certificate of Formation, the Company changed its name to “PEDEVCO Corp.”, and  amended its Certificate of Formation, to affect various changes to its Certificate of Formation as described in greater detail in the proposals described in Item 5.07, below, including, but not limited to increasing the Company’s authorized capitalization to 300,000,000 shares of capital stock post-Reverse Split, which includes 200,000,000 shares of common stock, $0.001 par value per share (“Common Stock”); and 100,000,000 authorized shares of Preferred Stock, including 25,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value per share ("new Series A Preferred Stock"), which shares were designated in connection with approval of and filing of the Amended and Restated Certificate of Designations of the Company’s Series A Convertible Preferred Stock, which amended and replaced the prior designation of the Company’s Series A Convertible Preferred Stock (which shares were automatically converted into shares of common stock in connection with the Amended and Restated Certificate of Formation).

Additional information regarding the Merger, the amendments to the Company’s Certificate of Formation which were effected pursuant to the Amended and Restated Certificate of Formation, and the business, assets, financial statements, operations, related transactions, and risk factors of PEDCO, which became the operations of the Company post-Merger, as well as information on the Company, post-Merger, can be found in the Company’s Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on July 3, 2012 (the “Proxy Statement”), and mailed to shareholders of record as of the June 27, 2012 record date for the Company’s July 27, 2012 special meeting of shareholders, which meeting is described in greater detail in Item 5.07, below.

As a result of the name change and Reverse Split described above, the Company’s trading symbol on the Over-The-Counter Bulletin Board will be changing to “BESVD”, effective August 3, 2012, for twenty (20) business days and will change to a new symbol (which has not yet been assigned) thereafter.  The name change to PEDEVCO Corp. will also become effective with the Over-The-Counter Bulletin Board on August 3, 2012. The Company plans to file another Form 8-K and release a press release at such time as the Company’s new trading symbol is known.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in greater detail below under Item 5.03, the Company’s new Series A Preferred Stock shareholders are entitled to receive non-cumulative dividends at an annual rate of 6% of the “Original Issue Price” per share for the new Series A Preferred Stock, which is $0.75 per share (as appropriately adjusted for any recapitalizations).  These dividends will only accrue and become payable if declared by our Board of Directors in its discretion.

Additionally, as described in greater detail in the Proxy Statement and the financial statements attached hereto, the Company assumed the liabilities, obligations and debts of PEDCO upon the closing of the Merger.

Item 3.02	Unregistered Sales of Equity Securities.

As described in greater detail under Item 2.01 above, all of the Company’s outstanding shares of Series A Convertible Preferred Stock and Series B Preferred Stock were automatically converted into shares of common stock on a one for one hundred and twelve (1:112) basis in connection with the Amended and Restated Certificate of Formation.

We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”) for the above conversions, as the securities were exchanged by the Company with its existing security holder exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In connection with the closing of the Merger (described above in Item 2.01), the Company has agreed to issue an aggregate of 17,917,261 shares of common stock and 19,716,676 shares of new Series A Preferred Stock to former shareholders of PEDCO. Additionally, the Company agreed to grant warrants to purchase an aggregate of 100,000 shares of common stock with an exercise price of $0.08 per share; 500,000 shares of common stock with an exercise price of $1.25 per share; 500,000 shares of common stock with an exercise price of $1.50 per share; 20,000 shares of common stock with an exercise price of $0.75 per share, to former common stock warrant holders of PEDCO; and warrants to purchase an aggregate of 692,584 shares of new Series A Convertible Preferred Stock with an exercise price of $0.75 per share to former Series A Convertible Preferred Stock warrant holders of PEDCO; and options to purchase an aggregate of 470,000 shares of common stock with an exercise price of $0.08 per share; 365,000 shares of common stock with an exercise price of $0.10 per share; and 3,400,000 shares of the Company’s common stock with an exercise price of $0.17 per share, to former option holders of PEDCO.

Additionally, promptly after the filing of this report, the Company intends to provide the debt holders who entered into Debt Conversion Agreements with the Company in January 2012, notice of the Company’s intent to convert such individuals’ and entities’ debt into shares of the Company’s common stock at a rate of $2.24 per post-Reverse Split share.  We anticipate that approximately 214,787 shares of common stock will be issued to the various debt holders in connection with and pursuant to the Debt Conversion Agreements.

The issuances and grants described above will be exempt from registration pursuant to Section 4(2), Rule 506 of Regulation D and/or Regulation S of the Act since the foregoing issuances and grants will not involve a public offering, the recipients will take the securities for investment and not resale, the Company will take appropriate measures to restrict transfer, and the recipients will (a) be “accredited investors”; (b) have access to similar documentation and information as would be required in a Registration Statement under the Act; and/or (c) be non-U.S. persons.

Item 3.03	Material Modification to Rights of Security Holders.

As described in greater detail under Item 2.01 above, all of the Company’s outstanding shares of Series A Convertible Preferred Stock and Series B Preferred Stock were automatically converted into shares of common stock on a one for one hundred and twelve (1:112) basis in connection with the Amended and Restated Certificate of Formation.

Additionally, in connection with the designation of the new Series A Preferred Stock, described in greater detail below under Item 5.03, the Company designated an amended and restated series of Series A Convertible Preferred Stock.

Item 5.01	Changes in Control of Registrant

Effective in connection with the closing of the Merger, a change in control of the Company occurred, and the former shareholders of PEDCO obtained voting control over the Company.  The table below sets forth certain information with respect to beneficial ownership of our securities after the effectiveness of the Merger, the Amended and Restated Certificate of Formation, the Reverse Stock Split and the issuance of shares of common stock, preferred stock, options and warrants to the former security holders of PEDCO by:

•	persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Ownership voting percentages are based on 39,324,070 total voting shares which will be outstanding following the consummation of the transactions contemplated by the Merger and after affecting the Reverse Stock Split and other transactions set forth in the Amended and Restated Certificate of Formation, including the conversion of certain Company debt into common stock of the Company in connection with the Debt Conversion Agreements (which will become effective shortly after the date of this Current Report on Form 8-K), and the issuance of approximately 10,268 shares of common stock of the Company in connection with a prior class action settlement which will be issued after the date of this Current Report on Form 8-K.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the securities shown as beneficially owned by such person.  Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date below, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.  Unless otherwise stated, the address of each shareholder is c/o PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506.

Name and Address of Beneficial Owner	Number of Voting Shares Beneficially Owned		Percentage of Voting Shares Beneficially Owned(3)
Current Officers and Directors
Frank C. Ingriselli	6,386,668	(1)	16.2%
Jamie Tseng	3,050,000	(2)	7.8%
Clark R. Moore	1,955,000	(3)	5.0%
Michael L. Peterson	1,503,686	(4)	3.8%
All executive officers and Directors as a group (four persons)	12,895,354		32.8%

Greater than 5% Shareholders

MIE Holdings Corporation(5)	5,000,000	(6)	12.7%

Gregory G. Galdi(7)	2,200,000	(8)	5.6%

(1)
Includes: (i) 3,500,000 fully-vested shares of common stock held by Mr. Ingriselli; (ii) 500,000 shares of common stock held by Mr. Ingriselli vesting with respect to 50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014; (iii) 2,380,000 fully-vested shares of common stock held by Global Venture Investments LLC, a limited liability company owned and controlled by Mr. Ingriselli (“GVEST”); (iv) 5,668 shares of new Series A Preferred Stock held by GVEST; and (v) warrants exercisable for 1,000 shares of new Series A Preferred Stock held by GVEST at $0.75 per share.

(2)
Includes:  (i) 2,000,000 fully-vested shares of common stock held by Mr. Tseng; (ii) 1,000,000 fully-vested shares of common stock held by Uni-bright Technology Limited, an entity owned and controlled by Mr. Tseng; and (iii) options to purchase 50,000 shares of common stock exercisable by Mr. Tseng on August 9, 2012 at an exercise price of $0.10 per share.

(3)
Includes:  (i) 1,605,000 fully-vested shares of common stock; (ii) 50,000 fully-vested shares of common stock held by each of Mr. Moore’s minor children, which he is deemed to beneficially own; and (iii) 250,000 shares of common stock held by Mr. Moore vesting with respect to 50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014.

(4)
Consisting of the following:  (i) 80,000 fully-vested shares of common stock held by Mr. Peterson's minor children; (ii) 88,417 fully-vested shares of common stock (including shares held by a family trust which Mr. Peterson is deemed to beneficially own and 22,345 shares issuable upon the conversion of certain debt held by Mr. Peterson into shares of the Company’s common stock which will occur shortly after the filing of this report); (iii) 350,000 shares of common stock held by Mr. Peterson vesting with respect to 175,000 of the shares on December 1, 2012, and 175,000 of the shares on June 1, 2013; (iv) 750,000 shares of common stock held by Mr. Peterson vesting with respect to 50% of the shares on August 9, 2012, 20% of the shares of February 9, 2013, 20% of the shares on August 9, 2013, and 10% of the shares on February 9, 2014; (v) options to purchase 150,000 shares of common stock exercisable by Mr. Peterson on March 1, 2012 at an exercise price of $0.08 per share; (vi) options to purchase 75,000 shares of common stock at an exercise price of $0.08 per share; (vii) 10,269 shares of common stock underlying currently exercisable options, of which options to purchase 8,929 shares are exercisable at $10.08 per share and options to purchase 1,340 shares are exercisable at $22.40 per share.

(5)
Address: c/o MIE Holdings Corporation, Suite 1501, Block C, Grand Palace, 5 Huizhong Road, Chaoyong District, Beijing, China 100101.  To the best of the Company’s knowledge, the beneficial owners of MIE Holdings Corporation are Zhang Ruilin, its Executive Director, Chairman and Chief Executive Officer, and Zhao Jiangwei, its Executive Director, Vice Chairman and Senior Vice President.

(6)
Representing 4,000,000 new Series A Preferred Stock shares and warrants to purchase 500,000 shares of common stock with an exercise price of $1.25 per share, and warrants to purchase 500,000 shares of common stock with an exercise price of $1.50 per share.

(7)	Address: c/o PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506.

(8)
Includes:  (i) 1,333,333 shares of new Series A Preferred Stock held by Mr. Galdi; (ii) 666,667 shares of new Series A Preferred Stock held in joint tenancy by Mr. Galdi and his spouse; and (iii) warrants exercisable for 200,000 shares of new Series A Preferred Stock at $0.75 per share.

As described in the Proxy Statement, prior to the consummation of the Merger and the transactions contemplated therein, Eric A. McAfee and Clyde Berg, and entities which they beneficially owned, had voting control over an aggregate of approximately 63% of of our voting securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 27, 2012, as a required term of the Merger, Roger P. (Pat) Herbert resigned as as a Director of, as Chairman of the Board of Directors of, and as Interim President and Chief Executive Officer of the Company; Donald E. Boyd resigned as a member of the Board of Directors of the Company; and John A. MacDonald resigned as the Executive Vice President, Chief Financial Officer and Secretary of the Company.

Additionally effective July 27, 2012, Frank C. Ingriselli was appointed as Chairman of the Board of Directors of the Company and Michael L. Peterson and Jamie Tseng were appointed as Directors of the Company, and Mr. Ingriselli was further appointed as the President and Chief Executive Officer of the Company; Mr. Peterson was further appointed as the Chief Financial Officer and Executive Vice President of the Company; Mr. Tseng was further appointed as the Senior Vice President of the Company; and Clark R. Moore was appointed as the Executive Vice President, General Counsel and Secretary of the Company.

Mr. Ingriselli’s, Mr. Peterson’s, Mr. Tseng’s and Mr. Moore’s biographical information is provided below:

Name	Age	Position
Frank C. Ingriselli	57	Chairman, President and Chief Executive Officer

Michael L. Peterson	50	Director, Chief Financial Officer and Executive Vice President

Jamie Tseng	57	Director, Senior Vice President

Clark R. Moore	39	Executive Vice President, General Counsel and Secretary

Frank C. Ingriselli, Chairman, President and Chief Executive Officer

Mr. Ingriselli, 57, has served as the President, Chief Executive Officer and Director of the Company since the closing of its Merger with PEDCO on July 27, 2012.  Prior to this, Mr. Ingriselli served as President, Chief Executive Officer and Director of PEDCO since its inception in February 2011.  Mr. Ingriselli has over 30 years’ experience in the energy industry. Mr. Ingriselli began his career at Texaco, Inc. (“Texaco”) in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC (“GVEST”), an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer. In 2005, Mr. Ingriselli co-founded CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.) an independent energy company headquartered in Houston, Texas, and served as its President, Chief Executive Officer and a member of its Board of Directors from 2005 to July 2010.

From 2000 to 2006, Mr. Ingriselli sat on the Board of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies.  From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer.  Mr. Ingriselli currently sits on the Advisory Board of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union.  Since 2006, Mr. Ingriselli has also served on the Board of Directors and as an executive officer of Brightening Lives Foundation Inc., a New York charitable foundation headquartered in Danville, California.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Michael L. Peterson, Chief Financial Officer, Executive Vice President and Director

Mr. Peterson, 50, has served as the Executive Vice President, Chief Financial Officer, and Director of the Company since the closing of its Merger with PEDCO on July 27, 2012.  Prior to this, Mr. Peterson served as Executive Vice President of PEDCO since September 2011, and Chief Financial Officer of PEDCO since June 2012. Mr. Peterson brings to the Company extensive experience in the energy, corporate finance and securities sectors.  In addition, Mr. Peterson previously served as a director (May 2006 thru August 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX.PK), and served from December 2008 thru July 2012 as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE.PK) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form.  In February 2006, Mr. Peterson founded and served as managing partner of California-based Pascal Management, a manager of hedge and private equity investments. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of the Company.  From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets.

Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Jamie Tseng, Senior Vice President and Director

Mr. Tseng, 57, has served as Senior Vice President and Director of the Company since the closing of its Merger with PEDCO on July 27, 2012.  Prior to this, Mr. Tseng served as Senior Vice President and Director of PEDCO since its inception in February 2011, and Chief Financial Officer of PEDCO from PEDCO’s inception until June 2012. Mr. Tseng brings to the Company more than 25 years of financial management and operations experience in the People’s Republic of China, the Republic of China and the United States. In 2005, Mr. Tseng co-founded CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.), an independent energy company headquartered in Houston, Texas, and served as its Executive Vice President from 2005 through his retirement from the company in January 2010.  From February 2000 to August 2005, Mr. Tseng served as Chief Financial Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low cost high quality components. From 1998 to February 2000, Mr. Tseng served as Chief Financial Officer of Multa Communications Corporation, a California-based Internet service provider focusing on China. From 1980 until 1998, he held management positions with Collins Company, Hilton International, China Airlines and Tatung Company of America. Mr. Tseng is fluent in Chinese Mandarin.  He has a BD degree in Accounting from Soochow University in Taiwan.

Clark R. Moore, Executive Vice President, General Counsel and Secretary

Mr. Moore, 39, has served as Executive Vice President, General Counsel, and Secretary of the Company since the closing of its Merger with PEDCO on July 27, 2012.  Prior to this, Mr. Moore served as Executive Vice President, General Counsel and Secretary of PEDCO since its inception in February 2011.  Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003.  In 2004 Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries.  In September 2006, Mr. Moore joined CAMAC Energy Inc. (NYSE:  CAK) (formerly Pacific Asia Petroleum, Inc.), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through June 2011.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

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Additional information regarding related party transactions (including agreements entered into with such individuals by PEDCO) involving Mr. Ingriselli, Mr. Peterson, Mr. Tseng and Mr. Moore can be found in the Proxy Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Company filed the Amended and Restated Certificate of Formation with the Secretary of State of Texas to effect various changes to its Certificate of Formation as described in greater detail in the proposals described in Item 5.07, below, which was effective on July 30, 2012, and an Amended and Restated Certificate of Designations of the Company’s Series A Preferred Stock (the “Amended and Restated Designation”), with the Secretary of State of Texas, which was effective on July 27, 2012.

A description of the rights of the Company’s Amended and Restated Series A Convertible Preferred Stock, as set forth in the Amended and Restated Designation is provided below:

Dividends

The holders of the shares of our new Series A Preferred Stock will be entitled to receive non-cumulative dividends at an annual rate of 6% of the “Original Issue Price” per share for the new Series A Preferred Stock, which is $0.75 per share (as appropriately adjusted for any recapitalizations).  These dividends will only accrue and become payable if declared by our Board of Directors in its discretion.  The right to receive dividends on shares of Series A Preferred Stock will not be cumulative, and no right to such dividends will accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.  All declared but unpaid dividends of the shares of new Series A Preferred Stock will be payable in cash upon conversion of such shares.  Any dividends declared on our new Series A Preferred Stock will be prior and in preference to any declaration or payment of any dividends or other distributions on our common stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our Company, either voluntary or involuntary, the holders of our new Series A Preferred Stock will be entitled to receive distributions of any of our assets prior and in preference to the holders of our common stock in an amount per share of new Series A preferred stock equal to the sum of (i) the Original Issue Price of $0.75, and (ii) all declared but unpaid dividends on such shares of new Series A Preferred Stock.

If upon the liquidation, dissolution or winding up of our Company, the assets of our Company legally available for distribution to the holders of our new Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts of their liquidation preferences, then the entire assets of our Company legally available for distribution will be distributed pro rata among the holders of our new Series A Preferred Stock, in proportion to the full amounts they would otherwise be entitled to receive.

After the payment to the holders of our new Series A Preferred Stock of the full preferential amounts specified above, the remaining assets of our Company legally available for distribution will be distributed with equal priority and pro rata among the holders of our common stock in proportion to the number of shares of common stock held by them.

Conversion Rights

Each share of new Series A Preferred Stock will be convertible at the option of the holder into that number of fully-paid, nonassessable shares of common stock determined by dividing the “Original Issue Price” for the new Series A preferred stock by the conversion price of $0.75 per share (subject to adjustment).  Therefore, each share of new Series A Preferred Stock will initially be convertible into one share of our common stock.  Upon any decrease or increase in the conversion price of the new Series A Preferred Stock, the number of shares which each share of new Series A Preferred Stock will convert into will be appropriately increased or decreased.

Our shares of new Series A Preferred Stock will automatically convert into shares of common stock according to the conversion rate described above upon the first to occur of (i) the consent of a majority of the outstanding shares of Series A Preferred Stock or (ii) the date on which the new Series A Preferred Stock issued on the original issuance date to holders who are not affiliates of the Company may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act of 1933, as amended, or another similar exemption.

Redemption

We have no obligation to or rights to redeem the new Series A Preferred Stock.

Voting

The holders of our new Series A Preferred Stock will vote together with the holders of our common stock as a single class (on an as converted basis) on all matters to which our shareholders have the right to vote, except as may otherwise be required by law. In addition, approval of the holders of a majority of the new Series A Preferred Stock will be required to: (a) increase or decrease (other than by redemption or conversion) the total number of authorized shares of new Series A Preferred Stock; (b) effect an exchange, reclassification, or cancellation of all or a part of the new Series A Preferred Stock, including a reverse stock split, but excluding a stock forward split; (c) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; (d) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series; (e) authorize or issue, or obligate our Company to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (or on parity with) the new Series A Preferred Stock with respect to voting, dividends or upon liquidation; or (f) amend or waive any provision of our amended and restated certificate of formation or designations or bylaws relative to the new Series A Preferred Stock so as to affect adversely the shares of new Series A Preferred Stock.

The descriptions of the Amended and Restated Certificate of Formation and the Amended and Restated Designation herein are qualified in all respects by the actual Amended and Restated Certificate of Formation and Amended and Restated Designation, copies of which are filed as exhibits to this Report on Form 8-K.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 27, 2012, the Board of Directors of the Company adopted a new Code of Business Conduct and Ethics policy (the “Code”) that applies to the Company's officers, directors, and employees. The new Code supersedes the Company’s prior Code of Ethics For Senior Officers and covers topics such as compliance with laws, confidentiality, use of Company property, accuracy of financial reporting, fair and ethical business dealings, health and safety in the workplace, and conflicts of interest, among others.  However, the adoption of the Code did not result in any waivers, explicit or implicit, of any provision of the Company's previous Code of Ethics For Senior Officers.

A copy of the Code is attached to this Current Report on Form 8-K as Exhibit 14.1, and is incorporated herein by reference into this Item 5.05.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Company’s Definitive Schedule 14A Proxy Statement, filed with the Securities and Exchange Commission on July 3, 2012, and mailed to shareholders of record as of the June 27, 2012 record date of the meeting shortly thereafter, the Company held a Special Meeting of Shareholders on July 27, 2012 (the “Meeting”).   A total of 120,633,770 shares were present in person or by proxy and represented at the Meeting, which shares constituted a quorum based on 167,088,556 shares entitled to vote at the Meeting.

At the Meeting, the Company’s shareholders voted on the following proposals described in greater detail in the Company’s Proxy Statement and summarized below.  Final voting results for each of the matters voted on at the meeting are set forth below.  All outstanding shares of the Company’s then outstanding Series A Convertible Preferred Stock (6,000,000 shares, which had the right to vote 15,000,000 voting shares) and Series B Preferred Stock (one share, which had the right to vote one voting share) voted in favor (i.e., “for”) each of the proposals below, and such voting shares are included in the total voting shares described below.  There were no broker non-votes applicable to the proposals to come before the Meeting.

Proposal 1	Votes For	Votes Against	Votes Abstained
To Approve The Agreement And Plan Of Reorganization, Dated January 13, 2012, Whereby Blast Acquisition Corp., Our Wholly-Owned Subsidiary Will Be Merged With Pacific Energy Development Corp.	120,334,853	98,917	200,000
Proposal 2	Votes For	Votes Against	Votes Abstained
Approval Of The Conversion Of Our Series A And Series B Preferred Stock Into Shares Of Our Common Stock	120,334,353	98,917	200,000
Proposal 3	Votes For	Votes Against	Votes Abstained
Approval Of A Reverse Stock Split Of Our Common Stock Of 1:112	120,332,253	101,017	200,000
Proposal 4	Votes For	Votes Against	Votes Abstained
Approval Of A Name Change To "PEDEVCO CORP."	120,322,253	111,017	200,000
Proposal 5	Votes For	Votes Against	Votes Abstained
Approval Of An Increase In Our Authorized Shares Of Common Stock From 180 Million Shares To 200 Million Shares And Preferred Stock From 20 Million Shares To 100 Million Shares	120,316,769	116,501	200,000
Proposal 6	Votes For	Votes Against	Votes Abstained
Approve An Amendment To Our Certificate Of Formation To Limit The Liability Of Our Directors For Monetary Damages In Connection With The Breach Of Their Fiduciary Duty	120,271,319	161,951	200,000
Proposal 7	Votes For	Votes Against	Votes Abstained
Approval Of An Amendment To Our Certificate Of Formation To Clarify That Any Amendment Or Modification Of The Provision Of Our Certificate Of Amendment Which Provides For Us To Indemnify Our Agents, Will Not Adversely Affect Any Right Or Protection Of Agents Occurring Prior To The Date Of Such Amendment Or Modification	120,302,769	118,901	211,600
Proposal 8	Votes For	Votes Against	Votes Abstained
Approval Of An Amendment To Our Certificate Of Formation To Reduce The Shareholder Vote Required To Amend Our Certificate Of Formation And Undertake Certain Other Fundamental Actions From Two-Thirds Of Such Voting Shares To A Majority Of Our Voting Shares	119,956,143	150,951	200,000
Proposal 9	Votes For	Votes Against	Votes Abstained
Approval To Update Certain Outdated Provisions And Remove Certain Redundant Provisions Of Our Certificate Of Formation And To Further Reword, Clarify And Affect Certain Other Non-Material Changes To Our Certificate Of Formation	120,001,027	106,067	200,000
Proposal 10	Votes For	Votes Against	Votes Abstained
Approval Of The Amended And Restated Certificate Of Designations Of Our Series A Preferred Stock	119,993,427	101,567	212,100
Proposal 11	Votes For	Votes Against	Votes Abstained
To Approve The 2012 Equity Incentive Plan	118,130,693	115,567	2,060,834

As such, each of the Proposals 1 through 10 above received the required approval of at least 2/3rds of our voting shares (along with the unanimous approval of our then outstanding Series A Convertible Preferred Stock and Series B Preferred Stock) and Proposal 11 received the required approval of at least a majority of the shares voted at the Meeting.  The Company’s 2012 Equity Incentive Plan is described in greater detail in the Proxy Statement.

Item 9.01.	Financial Statements And Exhibits.

(a) Financial statements of businesses acquired.

Filed herewith as Exhibits 99.1 and 99.2.

(b) Pro forma financial information

Filed herewith as Exhibit 99.3.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated January 13, 2012 Filed January 20, 2012 with the SEC, Form 8-K, and incorporated by reference herein

2.2	First Amendment to the Agreement and Plan of Merger Filed May 31, 2012 with the SEC, Form 8-K, and incorporated by reference herein

3.1	Amended and Restated Certificate of Formation (as filed with the Secretary of State of Texas) Filed August 2, 2012 with the SEC, Form 8-K, and incorporated by reference herein

3.2
Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (as filed with the Secretary of State of Texas)
Filed August 2, 2012 with the SEC, Form 8-K, and incorporated by reference herein

3.3
Articles of Merger (as filed with the Secretary of State of Nevada) by and between Blast Acquisition Corp. and Pacific Energy Development Corp.
Filed August 2, 2012 with the SEC, Form 8-K, and incorporated by reference herein

4.1	2012 Equity Incentive Plan Filed August 2, 2012 with the SEC, Form 8-K, and incorporated by reference herein

14.1*	Code of Business Conduct and Ethics

99.1*	Audited Financial Statements of PEDCO for the period from February 5, 2011 (Inception) through December 31, 2011

99.2*	Unaudited Financial Statements of PEDCO for the three months ended March 31, 2012 and 2011

99.3*	Pro Forma Financial Information

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and CEO

Date: August 8, 2012